Spring Creek Acquisition Corp
Pro forma Balance Sheet
March 13, 2008

	As of	Pro Forma	Pro Forma
Assets	March 4, 2008	Adjustments	Totals

Current Assets
Cash	$368,254	$(214,386)	$153,868
Cash held in trust account	35,460,000	5,211,000	40,671,000
Prepaid expenses	60,196	-	60,196
Total Assets	$35,888,450	$4,996,614	$40,885,064

Current Liabilities
Accrued expenses	$191,793	$(113,823)	$77,970
Deferred underwriters fees	1,260,000	189,000	1,449,000
Notes Payable to stockholders	100,000	(100,000)	-
Total Current Liabilities	1,551,793	(24,823)	1,526,970

Ordinary shares, subject to possible conversion 1,799,550 shares (2,069,999 shares after over-allotment) at conversion value	14,180,454	2,089,738	16,270,192

Commitments

Stockholders' Equity
Preferred shares, $.001 par value	-	-	-
Authorized 1,000,000 shares; none issued
Ordinary shares, $.001 par value
Authorized 50,000,000 shares; issued and outstanding 5,793,750 shares (6,468,750 shares after over-allotment) (which includes 1,799,550 shares (2,069,999 shares after over-allotment) subject to possible conversion)	5,794	675	6,469
Warrants	1,430,000	-	1,430,000
Additional paid-in capital	18,744,193	2,931,587	21,675,780
Deficit accumulated during the development stage	(23,784)	(563)	(24,347)
Total Stockholders' equity	20,156,203	2,931,699	23,087,902
Total liabilities and stockholders' equity	$35,888,450	$4,996,614	$40,885,064